American Capitol Assumption Agreement

                          Exhibit III.A.3.

                       Assumption Certificate

     The American Capitol Assumption Certificate is attached hereto and incorporated herein by reference.

              AMERICAN CAPITOL INSURANCE COMPANY

POLICY NUMBER:

INSURED:

                   CERTIFICATE OF ASSUMPTION

This is to certify that AMERICAN CAPITOL INSURANCE COMPANY ("American Capitol"), a life insurance company organized and existing under the laws of the State of Texas with offices in Houston, Texas, has assumed and reinsured all of the contractual obligations existing under the policy identified above heretofore issued or assumed by STATESMAN NATIONAL LIFE INSURANCE COMPANY ("Statesman") in accordance with the terms and conditions thereof, the same as if such policy had been originally issued with all its terms, covenants, stipulations and provisions, by American Capitol. This Certificate of Assumption is being issued in accordance with the terms and conditions of an Assumption Agreement entered into among American Capitol, the National Organization of Life and Health Guaranty Associations and the Participating Guaranty Associations.

The Effective Date of this Certificate of Assumption is June 1,
1999.

Future payments of benefits and claims will be made by American
Capitol, and all premium payments, claims and correspondence relating to the policy should be sent to:

       Mailing Address                   Delivery Address

       P. O. Box 42814           10555 Richmond Avenue, 2nd Floor
    Houston, TX 77242-2814              Houston, TX 77042

IN WITNESS WHEREOF, AMERICAN CAPITOL INSURANCE COMPANY has caused this Certificate to be signed by its duly authorized officers as of the effective date.

/s/H. Kathleen Musselwhite           /s/John D. Cornett
---------------------------          ------------------------
H. Kathleen Musselwhite,             John D. Cornett,
Secretary                            President

   THIS CERTIFICATE BECOMES A PART OF YOUR POLICY AND SHOULD BE
                       ATTACHED THERETO.

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